SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                          SECOND AMENDMENT TO FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 14, 1999

                         ANDEAN DEVELOPMENT CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   FLORIDA                      33-90696                         65-0648697
State or other                 (Commission                      (IRS Employer
jurisdiction of                File Number)                  Identification No.)
incorporation)

600 BRICKELL AVENUE, SUITE 301-B, MIAMI, FLORIDA             33131
------------------------------------------------             -----
    (Address of principal executive offices)               (Zip Code)

   Registrant's telephone number, including area code   (305) 358-4400

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Item 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On June 30, 1999, Andean Development Corporation ("ADC") acquired 1,332,600 shares of common stock of Consonni USA, Inc. ("CONUSA") representing 44.32% of the issued and outstanding common stock of CONUSA from Pedro Pablo Errazuriz, ADC's Chairman and CONUSA's controlling shareholder. ADC acquired the CONUSA common stock in exchanged for certain assets, including certain real property located in Chile, as well as the forgiveness of debt in the sum of approximately $125,000 due from Errazuriz. The Company obtained an independent appraisal of the common stock of CONUSA as well as an independent appraisal of certain of the assets exchanged for the stock.

         Prior to this transaction, ADC owned 11.18% of CONUSA's common stock. ADC owns 55.5% of CONUSA's common stock as a result of this transaction.

         CONUSA is a holding company and its main asset is 88% of Construcciones Electromecanicas Consonni S.A. of Bilbao, Spain, a manufacturer of control panels and substations.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired.

                  The audited financial statements of Equipos de Control Electrico, S.A. for the year ended December 31, 1998 are being filed herewith as Exhibit 99.1 and the audited financial statements of Construcciones electromecanicas Consonni, S.A. for the year ended December 31, 1998 are being filed herewith as Exhibit 99.2.

         (b)      Pro Forma Financial Information.

                  The pro forma financial information for the year ended December 31, 1998 and for the six months ended June 30, 1999 are being filed herewith as Exhibit 99.3.

         (c)      Exhibits.

         The following documents are being filed as exhibits to this report:

         23.1 Consent of Price Waterhouse Auditores, S.A, independent auditors as to Equipos de Control Electrico, S.A.

         99.1 Audited Financial Statements of Equipos de Control Electrico, S.A. as of December 31, 1998.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ANDEAN DEVELOPMENT CORPORATION

Date:  September 13, 1999             By:/S/ MAURICIO DE LA BARRA
                                         --------------------------------------
                                              Mauricio De la Barra, President

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                                 EXHIBIT INDEX

EXHIBITS                     DESCRIPTION
--------                     -----------
  23.1 Consent of Price Waterhouse Auditores, S.A, independent auditors as to Equipos de Control Electrico, S.A.

  99.1 Audited Financial Statements of Equipos de Control Electrico, S.A. as of December 31, 1998.